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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material Pursuant to §240.14a-12
BIOSPHERICS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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12051 Indian Creek Court
Beltsville, Maryland 20705

Notice of Annual Meeting of Stockholders
to be held on May 15, 2001
and Proxy Statement

    The Annual Meeting of Stockholders of Biospherics® Incorporated (the "Company") will be held at the Company's headquarters, 12051 Indian Creek Court, Beltsville, Maryland 20705, on May 15, 2001, at 2:00 p.m., Eastern Daylight Time.

    The items of business are:

  (1)
  Election of eight (8) Directors to serve until new Directors are elected at the next Annual Meeting or, should any resign after election or become incapable of serving, until the respective successors are duly appointed for the remainder of the year.

  (2)
  Approval of Amendment to the Certificate of Incorporation to change the name of the Company to Spherix Incorporated.

  (3)
  Amendment of the 1997 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 400,000 to 1,000,000.

  (4)
  Ratification of the appointment of the independent accountants.

  (5)
  Transaction of other business that may properly come before the Meeting.

    These items are more fully described in the following pages, which are hereby made part of this Notice.

    The Company's Proxy Statement, Proxy Card, and Summary Annual Report for 2000 accompany this Notice.

    Pursuant to the Bylaws of the Company, the Board of Directors has fixed the close of business on March 19, 2001 as the Record Date for determination of Stockholders entitled to Notice and to vote at the Annual Meeting and any adjournment thereof. Only Common Stockholders of record on the date so fixed are entitled to vote.

BY ORDER OF THE BOARD OF DIRECTORS
Katherine M. Brailer, Corporate Secretary

PLEASE EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING AND VOTE PERSONALLY, YOUR PROXY WILL AUTOMATICALLY BE REVOKED AT THAT TIME.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
May 15, 2001

    This Proxy Statement is being mailed on or about April 2, 2001, with the solicitation of proxies in the accompanying form by the Board of Directors of Biospherics® Incorporated, a Delaware corporation. The Annual Meeting of its Stockholders will be held May 15, 2001, at 2:00 p.m. E.D.T., at the Company's headquarters, 12051 Indian Creek Court, Beltsville, Maryland 20705. The cost of solicitation of Proxies will be borne by the Company. The Company will reimburse brokers, banks, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending Company-supplied Proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, Directors, Officers and employees of the Company may solicit Proxies personally or by telegraph or telephone without additional compensation.

    All shares represented by Proxy will be voted at the Meeting in accordance with the choices specified on the Proxy, and where no choice is specified, in accordance with the recommendations of the Board of Directors. Thus, where no choice is specified, the Proxies will be voted for the election of Directors, the approval of the proposed amendment to the Company's Certificate of Incorporation, for the proposed amendment of the 1997 Stock Option Plan, and for ratification of the appointment of independent accountants. A Stockholder giving a Proxy will have the power to revoke it at any time before it is exercised. A Proxy will be revoked automatically if the Stockholder who executed it is present at the Meeting and elects to vote in person.

    Each Stockholder will be entitled to one vote for each share of Common Stock $.005 par value per share ("Common Stock") held by the Stockholder at the close of business on March 19, 2001. At that time, there were 10,735,331 shares of Common Stock outstanding.

    In accordance with the laws of the State of Delaware and the Company's Certificate of Incorporation and By-Laws, a majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are not counted for purposes of the election of Directors. An abstention will be counted as a vote against the approval of any other matter to come before the Annual Meeting. Broker non-votes will be counted as a vote against the proposal to amend the Company's Certificate of Incorporation, and will have no effect on the outcome of any other matter scheduled to come before the Annual Meeting.

    It is anticipated that the Directors and Officers will vote their shares of Common Stock in favor of the Nominees for election to the Board of Directors listed herein, for the approval of the proposed amendment to the Company's Certificate of Incorporation, for the proposed amendment of the 1997 Stock Option Plan, and for ratification of the appointment of independent accountants listed herein.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

    Directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders or, upon resignation or inability to serve, until their respective successors are duly appointed for the remainder of the year. The Bylaws of the Company authorize up to eleven (11) Directors. However, the Nominating Committee believes it is not presently necessary nor cost effective to fill all Board positions. Unless otherwise instructed, the persons named in the accompanying Proxy intend to vote the Shares represented by the Proxy FOR the election of the eight (8) Nominees listed below. Although it is not contemplated that any Nominee will decline or be unable to serve as a Director, in such event, Proxies will be voted by the Proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. Election of a Board of Directors requires a plurality of the votes cast at the Meeting.

    The current Board of Directors are Gilbert V. Levin, Lionel V. Baldwin, Thomas W. Gantt, M. Karen Levin, Anne S. MacLeod, Thomas G. Moore, and Deborah S. Streb.

    The following table sets forth certain information about the Nominees for Directors as of March 19, 2001.

Nominees for Election to Board of Directors

Name	Age	Position	Director Since
Gilbert V. Levin	76	Chair, CEO, and Treasurer	1967
David H. Affeldt	36	President and COO	—
Lionel V. Baldwin	68	Director	1976
Thomas W. Gantt	59	Director	1999
M. Karen Levin	81	Director and Vice President for Communications	1968
Anne S. MacLeod	70	Director	1992
Thomas G. Moore	61	Director	2000
Deborah S. Streb	45	Director	2000

    Dr. Levin founded the Company in 1967 and has been Chair and CEO since incorporation. He previously served in the public health departments of Maryland, California, and the District of Columbia and as a research scientist and corporate official. Among his inventions are noncaloric sweeteners; Biological Nutrient Removal (BNR), a nitrogen removal process; and the Labeled Release life detection experiment that landed on Mars in 1976 aboard NASA's Viking Mission. He holds a Ph.D. from The Johns Hopkins University, where he also served on its Board of Trustees and presently serves on its National Advisory Councils for the School of Engineering and for the University Libraries.

    Mr. Affeldt joined Biospherics in 1998 as Director of Support Services and, later that year was elected as Executive Vice President. He was elected by the Board to the Office of President and COO effective January 1, 2001. He is responsible for oversight of the Company's operations and finances. He works with the other Officers and top management to formulate policy and to develop business strategy. Before joining Biospherics, he was Vice President of Capital Technology Information Services, where he managed several aspects of that firm's successful growth from 17 to 150 persons. Previously, he served as Director of Information Systems of an advanced computer center for a Department of Defense program. Mr. Affeldt holds a B.S. from Towson University, specializing in computer technology, and is an MBA candidate at Loyola College.

    Dr. Baldwin is President Emeritus, National Technological University (NTU), and President, NTU Foundation, Fort Collins, Colorado. Prior to founding NTU in 1984, he served as Dean of the College of Engineering at Colorado State University (CSU) for 20 years. In that position, he also coordinated research programs with emphasis on the environment. Dr. Baldwin is a leader in developing linkages between industry and universities. In 1967, he created the first ITV program in the Nation employing courier-carried videotape to deliver CSU graduate classes to several Colorado industries. He has published over 50 technical papers on turbulent diffusion in the atmosphere and educational technology issues. Dr. Baldwin holds a Ph.D. from Case Institute of Technology.

    Mr. Gantt, President of TWG Associates, a company he founded in 1996 to consult with government contractors on financial aspects of their businesses, previously served corporations in a variety of senior financial and administrative positions. His 25 years of such experience include the positions of Director of Finance and Contracts Administration at University Research Corporation, Comptroller and Manager of Administrative Services at Applied Management Sciences, Manager of Administration/Accounting at Hittman Associates and Director of Finance and Administration at the Graduate School of the U.S. Department of Agriculture. He also served as Executive Director and Chief Financial Officer of The Battle of Normandy Foundation. Prior to his nomination for a Board position, Mr. Gantt served Biospherics as a financial consultant. He obtained his B.S. degree in business administration and accounting at Texas A & M University - Corpus Christi, in 1966, and

successfully completed graduate studies in business and psychology at Fairleigh Dickinson University and The Johns Hopkins University.

    Mrs. Levin is Vice President for Corporate Communications. Mrs. Levin leads Biospherics' public relations information efforts and coordinates proposals for government and commercial business development. She served as Director of the Company's Information Services Division for 25 years, while it grew into a major sector spawning the Government and Commercial Information Divisions. Previously, Mrs. Levin was science and medical reporter and writer for the Washington Bureau of Newsweek Magazine. She also served as writer and public information consultant to the National Institute of Mental Health. Mrs. Levin holds a B.A. in English from Vassar College. Mrs. Levin is the spouse of Dr. Levin.

    Dr. MacLeod is Professor, College of Library and Information Services and former Acting Director of Libraries, University of Maryland, College Park. She is also a specialist in the design of communications for specific audiences, and is an authority on literature for children and youths. Dr. MacLeod holds a Ph.D. in American history and a Master of Library Sciences, both from the University of Maryland.

    Mr. Moore was President and Chief Executive Officer of Community Bank of Maryland from 1990 until his retirement early in 2001. Prior to his career at Community, he was President and Chief Executive Officer at Farmers National Bank of Maryland and at Central National Bank of Maryland. After obtaining his B.A. in economics at the University of Maryland, Mr. Moore obtained his L.L.B. at the University of Baltimore. He has studied investment banking at the New York Institute of Finance, and completed the commercial banking program at the Stonier Graduate School of Banking of Rutgers University. Mr. Moore serves on the Board of the Bowie Health Center Foundation, and has been on the Boards of the Washington Adventist Hospital and the Anne Arundel Medical Center. A member of the Maryland Bankers Association and of the Robert Morris Associates, he is also active in a number of civic and social organizations.

    Mrs. Streb is Chief Administrative Officer, UnitedHealthcare. Starting as Project Manager in 1988, she has served that company in increasingly responsible technical and administrative positions, becoming Vice President, Administration in 1997, and achieving her current position in 1998. After graduating with the degree of Bachelor of Science, Biomedical Communications from the Ohio State University College of Medicine School of Allied Medical Professions in 1977, Mrs. Streb's employment encompassed computer programming and analysis, systems analysis, documentation specialties and technical management at firms including Warner Amex, Bank One of Columbus, NA, and Rockwell International. Mrs. Streb serves on the Immunization Registry Advisory Council of Project LOVE, on the Board of Directors of the Columbus Cancer Clinic, and as a Trustee of the Central Ohio Chapter of the Leukemia Society of America.

    In 2000, each of the non-employee Directors was granted options for 1,000 shares of Common Stock. The options have an exercise price of $6.438 per share and expire on November 15, 2005. Each Director was paid an annual retainer of $2,000 and fees of $750 for each Meeting of the Board and each Committee Meeting they attended. Employee Directors are not paid for their services as Directors.

    No Director serves as a Director of any other publicly-held company. There is not and has not been for the previous two fiscal years any relationship between the Company and any public company in which any Director has a 1% or greater interest.

Board Of Directors and Committee Meetings in Board Year 2000-2001

    The Company's Board of Directors held four (4) Regular Meetings from May 15, 2000, to February 2001, three of which were attended by all members; Anne S. MacLeod was unable to attend the August 16, 2000 Meeting. There were no special meetings. The Board of Directors has five (5) Committees: Audit, Compensation, Employee Benefits, Executive, and Nominating.

    The Audit Committee members are Thomas W. Gantt, Chair; Thomas G. Moore; and Deborah S. Streb. The Committee has authority to review the financial records of the Company, deal with its independent auditors, recommend to the Board policies with respect to financial reporting, and investigate all aspects of the Company's business. There were four (4) meetings, which were attended by all Committee members.

    The Compensation Committee recommends various incentives for key employees to encourage and reward increased financial performance, productivity and innovation. Its members are Lionel V. Baldwin, Chair; Thomas W. Gantt; and Anne S. MacLeod. There were two (2) meetings, attended by all members.

    The Executive Committee may act on behalf of the Board of Directors on matters requiring action in the interim between meetings of the full Board. Its members are Gilbert V. Levin, Chair; Lionel V. Baldwin; Anne S. MacLeod; Thomas G. Moore; and Richard C. Levin (staff). There were no meetings held by this Committee.

    The Biospherics Employee Benefits Committee oversees the management of the Company's Retirement Plan and all non-compensation fringe benefits. Its members are Deborah S. Streb, Chair; Thomas W. Gantt; M. Karen Levin; David H. Affeldt (staff). Three (3) meetings were held, attended by all members.

    The Nominating Committee nominates the proposed Board for election by the Stockholders. Its members are Gilbert V. Levin and M. Karen Levin, who held one (1) meeting.

Security Ownership Of Certain Beneficial Owners And Management

    The following table sets forth the shares of Common Stock beneficially owned by all Officers and Directors as a group as of March 19, 2001. Except for Gilbert V. Levin, Chair of the Board and CEO, M. Karen Levin, Vice President for Communications, and RGC International Investors LDC ("RGC"), c/o Rose Glen Capital Management, L.P., 251 St. Asaphs Road, Suite 200, 3 Bala Plaza East, Bala Cynwyd, Pennsylvania 19004, no person is known by the Company to own beneficially more than 5% of the outstanding Common Stock. The ownership of Dr. and Mrs. Levin is detailed below. As of December 31, 2000, RGC owned 369,582 shares of Common Stock and held warrants to acquire up to an additional 1,660,973 shares of Common Stock, exercisable at prices ranging from $6.40 to $8.00 per share. The warrants provide, however, that the ownership of RGC and its affiliates may not exceed 9.9% of the outstanding shares of Common Stock of the Company.

Beneficial Ownership of Common Stock by Officers and Directors

Title of Class	Name of Beneficial Owner	Amount and Nature of Ownership		Percent Of Class
Common	M. Karen Levin	1,496,492	(2)	12.4%
Common	Gilbert V. Levin	1,438,998	(1)(2)	11.9%
Common	Richard C. Levin	70,173	(2)	*
Common	Lionel V. Baldwin	29,818	(2)	*
Common	Anne S. MacLeod	9,500	(2)	*
Common	David H. Affeldt	5,000	(2)	*
Common	Thomas G. Moore	4,000	(2)	*
Common	Roger A. Downs	2,250	(2)	*
Common	Deborah S. Streb	1,600	(2)	*
Common	Thomas W. Gantt	1,000	(2)	*
Common	All Officers and Directors as a Group	3,058,831	(2)	25.3%

*
Less than 1% of the outstanding shares of Common Stock of the Company.

(1)
Includes 1,600 shares held jointly with M. Karen Levin.

(2)
Included in the number of shares beneficially owned by M.K. Levin, G.V. Levin, R.C. Levin, L.V. Baldwin, A.S. MacLeod, D.H. Affeldt, T.G. Moore, R.A. Downs, D.S. Streb, T.W. Gantt, and All Officers and Directors as a Group are 52,750, 26,000, 59,375, 9,000, 9,000, 5,000, 1,000, 2,250, 1,000, 1,000, and 166,375 shares, respectively, which such persons have a right to acquire within 60 days pursuant to stock options.

    As of March 19, 2001, Gilbert V. Levin, Chair, Chief Executive Officer, and Treasurer and M. Karen Levin, Vice President for Communications, 3180 Harness Creek Rd., Annapolis, Maryland, beneficially owned in the aggregate 2,935,490 shares of Common Stock (24.3% of the 12,078,685 outstanding shares 1. Dr. Gilbert V. Levin and Mrs. M. Karen Levin are husband and wife. As principal Stockholders of the Company, they are considered control persons with respect to the Company.

    All Directors and Officers as a group, as beneficial owners of 3,058,831 shares of Common Stock, owned 25.3% of the 12,078,685 outstanding shares1. With the exception of RGC and Cede & Co., the holder of record for certain brokerage firms and banks, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

1 Includes 1,343,354 shares which could be acquired pursuant to stock options or warrants within 60 days.

    In 1978, with Stockholder approval, the Company entered into agreement with Gilbert V. Levin and M. Karen Levin whereby, upon their death, the Company would redeem from their estates the number of Common Shares necessary to pay estate taxes and administrative expenses of the estate, up to $5 million. This agreement is funded (at present values) by a life insurance policy on the Levins for which the Company is the beneficiary. Although the number of shares that would be redeemed is indeterminable, such redemption may affect ownership and control of the Company.

    In February 2001, the Board of Directors adopted the Rights Agreement (the "Agreement"). The Agreement provides each stockholder of record a dividend distribution of one "right" for each outstanding share of the Company's common stock. Rights become exercisable at the earlier of ten days following: (1) a public announcement that an acquirer has purchased or has the right to acquire 10% or more of the Company's common stock, or (2) the commencement of a tender offer which would result in an offeror beneficially owning 10% or more of the outstanding common stock of the Company. All rights held by an acquirer or offeror expire on the announced acquisition date, and all rights expire at the close of business on December 31, 2010. Each right entitles a stockholder to acquire at a stated purchase price, 1/100 of a share of the Company's preferred stock, which carries voting and dividend rights similar to one share of its common stock. Alternatively, a right holder may elect to purchase for the stated price an equivalent number of shares of the Company's common stock (or in certain circumstances, cash, property or other securities of the Company) at a price per share equal to one-half of the average market price for a specified period. In lieu of the purchase price, a right holder may elect to acquire one-half of the common stock available under the second option. The purchase price of the preferred stock fractional amount is subject to adjustment for certain events as described in the Agreement. At the discretion of a majority of the Board and within a specified time period, the Company may redeem all of the rights at a price of $0.001 per right. The Board may also amend any provisions of the Agreement prior to exercise.

Executive Officers

    Officers are elected annually by the Board of Directors. The Executive Officers of the Company as of December 31, 2000, are listed in the following table.

Executive Officers as of December 31, 2000

Name	Age	Position
Gilbert V. Levin	76	Chair, CEO, President, and Treasurer
David H. Affeldt	36	Executive Vice President
M. Karen Levin	81	Director and Vice President for Communications
Richard C. Levin	48	Vice President, Finance and Administration

    Dr. and Mrs. Levin, and Mr. Affeldt's experience are discussed above.

    Roger A. Downs was elected to the Office of Vice President of Operations on February 16, 2001. Mr. Downs previously served as Director of Business Development and Director of the Commercial Information Services Division, where he grew a strong health-related pharmaceutical program for the Firm. Prior to joining Biospherics, he served as Senior Vice President-Quality Service at Standard Federal Savings Bank in Frederick, Maryland, Vice President-Sales at Dynatech Packet Technology in Springfield, Virginia, and Senior Vice President-Retail Banking at Bankers Trust Company in Des Moines, Iowa. Mr. Downs holds a M.P.A. from Drake University School of Public Administration in Des Moines, Iowa and a B.S. from Upper Iowa University in Fayette, Iowa.

    Richard C. Levin joined the Company in 1991 as Business Manager. Mr. Levin has held various executive positions within the Company. In 2001, Mr. Levin was elected to the newly established position of CFO and Vice President for Administration. Prior to joining Biospherics, he was the General Manager of the Catalyst Research Division of the Mine Safety Appliances Company. Mr. Levin holds a B.S. in business administration from the University of Baltimore and is a C.P.A. in the State of Maryland. Mr. Levin is the nephew of Dr. and Mrs. Levin.

Executive Compensation Tables

Summary of Compensation in Last Three Fiscal Years

    The following summary of compensation table sets forth the compensation paid by the Company during the three years ended December 31, 2000, to Executive Officers earning in excess of $100,000 during any year.

Summary of Compensation

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($) (2)	Restricted Stock Awards	No. of Securities Underlying Options (3)	LTIP Payouts ($)	All Other Compensation
Gilbert V. Levin Chief Executive Officer & President	2000 1999 1998	213,700 213,700 205,930	106,850 — —	7,200 7,200 7,800	— — —	5,000 2,000 3,000	— — —	4,250 3,094 4,000
M. Karen Levin Vice President for Communications	2000 1999 1998	88,100 132,150 169,852	30,835 — —	7,200 7,200 7,800	— — —	2,000 1,000 25,000	— — —	3,194 2,375 4,000
David H. Affeldt Executive Vice President	2000 1999	162,100 162,100	56,700 —	7,200 7,200	— —	— —	— —	2,431 —
Richard C. Levin Vice President, Finance & Administration	2000 1999 1998	119,782 119,782 108,424	39,375 — —	7,200 7,200 7,800	— — —	15,000 1,500 3,000	— — —	2,813 2,897 2,895

(1)
Bonuses are based on the financial performance of the Company and are awarded by the Board of Directors pursuant to an incentive compensation plan.

(2)
Includes compensation expense for automobile allowances.

(3)
Represents the number of options.

Option Grants in Last Fiscal Year

    The following option grants table sets forth the total options granted by the Company during the year ended December 31, 2000, to the Executive Officers earning in excess of $100,000 during the year.

Option Grants

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price per Share ($)	Expiration Date
Gilbert V. Levin	5,000	11%	7.0818	11/15/2005
M. Karen Levin	2,000	5%	7.0818	11/15/2005
Richard C. Levin	15,000	34%	6.4380	11/15/2005

    The Biospherics Incorporated Nonqualified Stock Option Plan (the "1987 Plan") was established in May 1987 to provide certain selected key employees having substantial responsibilities for the direction and management of the Company with an additional incentive to promote its success and encourage them to remain in the employ of the Company. The 1987 Plan provided for the issuance of up to 4,400,000 shares of Common Stock. No further awards could be made under the 1987 Plan after May 14, 1997. As of December 31, 2000, there were 108,375 outstanding options granted to individuals including the above-named Officers, all of which were exercisable as of such date.

    The Biospherics Incorporated 1997 Stock Option Plan (the "1997 Plan") was approved by the Company's Stockholders on May 15, 1998. The 1997 Plan provides for the grant of incentive stock options and non-qualified stock options to select employees of the Company. The 1997 Plan provides for the issuance for up to 400,000 shares of Common Stock. As of December 31, 2000, there were

182,125 outstanding options granted to individuals including the above-named Officers, including 94,763 that were exercisable as of such date.

Aggregated Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values

    The following aggregated options table sets forth the total options exercised during the year ended December 31, 2000, and fiscal year-end (FYE) 2000 option values for those Executive Officers earning in excess of $100,000 during the year.

Aggregated Options Exercises

Name	No. of Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at FYE Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FYE Exercisable ($)/ Unexercisable ($)
Gilbert V. Levin	110,000	$261,595	26,000/9,000	$0/$0
M. Karen Levin	—	—	52,750/5,250	$0/$0
David H. Affeldt	5,000	$30,744	5,000/10,000	$0/$0
Richard C. Levin	30,000	$72,330	59,375/20,125	$0/$0

Long-Term Incentive Plans—Awards in Last Fiscal Year

    There were no long-term Incentive Plan awards during 2000.

    To ensure the availability of their services to the Company after their retirement, Dr. and Mrs. Levin each have entered into a consulting agreement with the Company, under which they will provide the Company post-retirement consulting services of not less than twenty-four (24) days per year for ten (10) years at a daily rate equal to 125% of their respective final average daily rate of salary adjusted in subsequent years for changes in the cost of living. In addition, Dr. and Mrs. Levin and the Company have entered into supplementary retirement plan agreements pursuant to which they will receive retirement compensation based on the difference between seventy percent (70%) of their average annual total compensation, and their social security payments plus assumed returns from investment of their funded pension plans. The supplementary retirement plan is unfunded. In addition, the Company has agreed to pay certain long term health insurance premiums for Dr. and Mrs. Levin following their retirement.

    Effective January 1, 1990, the Company established the Biospherics Incorporated 401(k) Retirement Plan. The Plan is a discretionary defined contribution plan and covers substantially all employees who have attained the age of 21, have completed six months of service, and have worked a minimum of 500 hours. The Company matches an amount equal to 50% of the employees' contribution, up to 5% of the employees' eligible compensation.

Report of the Compensation Committee

    The following report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report or the performance graphs by reference therein.

    The Company's compensation program for executives consists of three key elements:

  •
  a base salary;

  •
  a performance-based annual bonus; and

  •
  periodic grants of stock options.

    The Compensation Committee believes that this three-part approach serves the interests of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of shareholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk"—namely, the annual bonus and stock options. The variable annual bonus is also based, in significant part, on Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's shareholders.

    Base Salary—Base salaries for the Company's executive officers other than the Chief Executive Officer, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer's service.

    Annual Bonus—Annual bonuses for 2000 paid to executive officers of the Company were granted under the Company's Amended And Restated Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan, which permits the payment of awards in cash, is administered by the Committee, subject to Board approval, and provides for performance-based bonuses. For 2000, the Committee established overall Company performance targets based upon the achievement of specified levels of both net income and adjusted net income for the Company as a whole. After the end of the year, the Committee confirmed that the 2000 targets had been exceeded and accordingly the Board approved the payment of annual bonuses under the Incentive Plan. The amounts of the bonuses are set forth in the Executive Compensation Summary Table.

    Stock Options—The final component of the Company's executive compensation program is the periodic grant of stock options. The number of options granted will be based on the executives' level of responsibility, Company performance and individual performance. As is the case with annual bonuses, the Compensation Committee intends to use stock options to incent and motivate the key managers of the Company's operations as well as Company executive officers. As an additional objective, stock option grants to executive officers are intended to induce the executive to remain in the employment of the Company. Accordingly, the Compensation Committee intends for stock options generally to be exercisable only after an employee has satisfied a minimum tenure requirement.

    As Chief Executive Officer, Dr. Levin is compensated pursuant to an employment agreement entered into in November, 1995 and which extends through November 17, 2001, subject to earlier termination under certain circumstances. The agreement, as amended, provides for an annual base salary of $224,400 and the opportunity for annual bonuses under the Incentive Plan. In November 2000, Dr. Levin was granted options for 5,000 shares of the Company's Common Stock under its 1997 Stock Option Plan. Dr. Levin was awarded a $106,850 bonus in February 2001, payable over two years, as a result of exceeding the 2000 performance targets.

    This report is submitted by the Compensation Committee of the Board of Directors:

                      Lionel V. Baldwin, Chair
                      Thomas W. Gantt
                      Anne S. MacLeod

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee of Biospherics during the fiscal year ended December 31, 2000 consisted of Messrs. Lionel V. Baldwin, Thomas W. Gantt, and Ms. Anne S. MacLeod. None of such individuals have served as an officer or employee of the Company nor is there any other relationship between any member of the Compensation Committee and the Company which is required to be disclosed under applicable proxy regulations.

Report of the Audit Committee

    The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

    During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board on May 15, 2000. The complete text of the charter, which reflects standards set forth in new SEC regulations and stock exchange rules, is reproduced as Attachment A to this proxy statement.

    In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

    With respect to the Company's outside auditors, the Committee, among other things, discussed with the auditors matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

    On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

    This report is submitted by the Audit Committee of the Board of Directors:

                      Thomas W. Gantt, Chair
                      Thomas G. Moore
                      Deborah S. Streb

Grant Thornton LLP Fees For Fiscal 2000

    Audit Fees.  Audit fees billed to the Company by Grant Thornton LLP with respect to the 2000 annual audited and quarterly reviewed financial statements were $68,500.

    Financial Information Systems Design And Implementation Fees.  No services were performed by, or fees incurred to, Grant Thornton LLP in connection with financial information systems design and implementation projects for 2000.

    All Other Fees.  All other fees billed by Grant Thornton LLP with respect to 2000 were $10,000 related to tax services.

    The Audit Committee considered whether the provision of services referenced above under "All Other Fees" is compatible with maintaining Grant Thornton's independence.

Performance Graph

    The following graph assumes $100 was invested on December 31, 1995 in Biospherics common stock, the S&P 500 Index and the S&P small cap 600. It compares the cumulative total return on each, assuming reinvestment of dividends, for the five-year period ended December 31, 2000.

Cumulative Total Return
Based upon an initial investment of $100 on December 31, 1995 with dividends reinvested

	1995	1996	1997	1998	1999	2000
Biospherics	$100	$139	$110	$151	$122	$111
S&P 500	$100	$123	$164	$211	$255	$232
S&P Smallcap 600	$100	$121	$152	$150	$169	$189

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY
(Item 2 on the Proxy Card)

    The Board of Directors has determined that it is in the best interests of the Company and our Stockholders to amend the Company's Certificate of Incorporation, as amended, to change the Company's name from "Biospherics Incorporated" to "Spherix Incorporated." Accordingly, the Board of Directors has proposed such an amendment for submission to our Stockholders at the 2001 annual meeting.

Purpose and Effect

    If the amendment to the Company's Certificate of Incorporation is approved by the Stockholders, the Company will cause to be filed with the Secretary of State of Delaware a Certificate of Amendment in the form attached hereto as Attachment B.

    The primary reason for the name change is to better reflect the Company's business. Changing the name of the Company will not alter any of the rights of the Stockholders. Since the beginning of 2001, the Company has been doing business as Spherix in anticipation of Stockholder approval of this proposed amendment.

Vote Required

    If the amendment to the Company's Certificate of Incorporation is approved, the corporate name change will become effective upon the filing of the amendment with the Secretary of State of Delaware, which filing will be made promptly after the annual meeting. If the amendment to the Company's Certificate of Incorporation is approved, we will likely cause our common stock to be traded under the symbol "SPEX" on the NASDAQ National Market System.

    The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting will be required to ratify and approve the amendment to the Certificate of Incorporation changing the name of the Company to Spherix Incorporated.

AMENDMENT OF THE 1997 STOCK OPTION PLAN
(Item 3 on the Proxy Card)

    The Board of Directors recommends that the Stockholders approve an amendment to the Company's 1997 Stock Option Plan (the "Plan") to provide for an increase in the number of shares of common stock reserved for issuance under the Plan by 600,000 shares for a total of 1,000,000 shares. The proposed amendment is attached hereto as Attachment C.

    The Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability, and to align the interests of employees with those of the Stockholders through increased employee ownership of the Company. In order to continue to provide the appropriate equity incentives to employees in the future, the Board of Directors has approved an increase in the number of reserved shares, subject to Stockholder approval.

    In accordance with its philosophy of incenting senior management, in early 2001 the Company awarded a substantial number of performance-based options to Mr. Affeldt upon his election to the Office of President of the Company. The grant of these options utilized the balance of the options available for issuance under the Plan. If the proposed amendment to the Plan is approved by the Stockholders, the additional options will principally be utilized to provide appropriate incentives/rewards to senior management personnel.

    The amendment to the Plan to increase the number of shares reserved must be approve d by the holders of at least a majority of the shares of common stock represented at the annual meeting.

    The purposes of the Plan are to provide long-term incentives and rewards to employees of the Company, to assist the Company in attracting and retaining individuals with experience and/or ability on a basis competitive with industry practices and to associate the interest of these individuals with those of the Company's Stockholders by providing for the issuance of stock options ("Awards"). The following is a summary of the principal features of the plan.

Administration

    The Plan is administered by the Compensation Committee. The Compensation Committee has the power to determine the select employees to whom Awards shall be made.

    Each Award under the Plan is made pursuant to a written agreement between the Company and the recipient of the Award (the "Agreement"). In administering the Plan, the Compensation Committee has the express power, subject to the provisions of the Plan, to determine the terms and conditions upon which Awards may be made and exercised and to determine terms and provisions of each Agreement.

    The members of the Compensation Committee are indemnified by the Company against the reasonable expenses incurred by them, including attorneys' fees, in the defense of any action, suit or proceeding, or any appeal therein to which they may be a party by reasons of any action taken or failure to act under the Plan.

    Subject to the terms, conditions and limitations of the Plan, the Compensation Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board of Directors, accept the surrender of outstanding Awards and authorize new Awards in substitution therefore, but may not substitute Awards with lower exercise prices than the surrendered Awards. The Compensation Committee may also modify any outstanding Agreement, provided that no modification may adversely affect the rights or obligations of the recipient without the consent of the recipient.

    The Board may terminate, amend or modify the Plan from time to time in any respect without Stockholder approval, unless the particular amendment or modification requires Stockholder approval under the Internal Revenue Code of 1986, as amended (the "Code"), or the rules and regulations of the exchange or system on which the common stock is listed or reported or pursuant to any other applicable laws, rules or regulations. Currently the Code and regulations governing ISOs (as herein defined) require Stockholder approval of any amendments which would (i) materially increase the benefits accruing to participants, (ii) materially increase the number of securities which may be issued or (iii) materially modify the requirements as to eligibility for participation.

    The Plan expires on December 31, 2007, unless sooner terminated by the Board.

Eligibility

    Employees of the Company who are deemed to be select employees ("Select Employees") by the Committee are eligible for Awards under the Plan. Select Employees include officers or other employees of the Company who, in the opinion of the Committee, contribute significantly to the growth and profitability of, or perform services of major importance to, the Company. Unless specified below in the description of the particular Awards available under the Plan or in the Plan itself, the prices, expiration dates, consideration to be received by the Company, and other terms of each Agreement shall be determined by the Committee.

Certain Terms of Awards

    Options may be transferable to recipients' family members if authorized by the Committee.

    The Plan authorizes the grant of incentive stock options within the meaning of Section 422 of the Code ("ISOs") and non-qualified stock options ("NQSOs") (collectively, "Options"). The terms applicable to such Options will be determined by the Committee, but an Option will not be exercisable after ten years from its grant. All Options granted as ISOs shall comply with all applicable provisions of the Code and all other applicable rules and regulations governing ISOs. All other Option terms will be determined by the Committee in its sole discretion.

Shares Subject to the Plan

    Up to 400,000 shares of Common Stock may be issued under the Plan as initially adopted. As set forth herein, the proposed amendment to the Plan would revise the number of shares which may be issued under the Plan to 1,000,000. Except as set forth below, shares of Common Stock issued in connection with the exercise of, or as other payment for, an Award will be charged against the total number of shares issuable under the Plan. If any Award granted terminates, expires or lapses for any reason other than as a result of being exercised, Common Stock subject to such Award will be available for further Awards to participants.

    In order to reflect such events as stock dividends, stock splits, recapitalization, mergers, consolidations or reorganizations by the Company, the Committee may, in its sole discretion, adjust the number of shares subject to each outstanding Award, the exercise price and the aggregate number of shares from which grants or awards may be made.

Change in Control

    In order to maintain all the participants' rights in the event of a change in control of the Company (that term being defined under the Plan), the Committee, as constituted before such change in control, in its sole discretion, may, as to any outstanding Award either at the time an Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any Award by the Company, upon the participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such change in control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such change in control.

Certain Federal Income Tax Consequences

    Incentive Stock Options.  An optionee will not recognize income on the grant of an ISO, and an optionee generally will not recognize income on the exercise of an ISO, except as described in the following paragraph. Under these circumstances, no deduction will be allowable to the employer corporation in connection with either the grant of such Options or the issuance of shares upon exercise thereof.

    However, if the exercise of an ISO occurs more than three months after the optionee ceased to be an employee for reasons other than death or disability (or more than one year thereafter if the optionee ceased to be an employee by reason of permanent and total disability), the exercise will not be treated as the exercise of an ISO, and the optionee will be taxed in the same manner as on the exercise of a NQSO, as described below.

    To the extent the aggregate fair market value (determined at the time the Options are granted) of shares subject to an ISO that become exercisable for the first time by any optionee in any calendar year exceeds $100,000, the Options will be treated as Options which are not ISOs, and the optionee will be taxed upon exercise of those excess Options in the same manner as on the exercise of NQSO, as described below.

    Gain or loss from the sale or exchange of shares acquired upon exercise of an ISO generally will be treated as capital gain or loss. If, however, shares acquired pursuant to the exercise of an ISO are disposed of within two years after the Option was granted or within one year after the shares were transferred pursuant to the exercise of the Option, the optionee generally will recognize ordinary income at the time of the disposition equal to the excess over the exercise price of the lesser of the amount realized or the fair market value of the shares at the time of exercise (or, in certain circumstances, at the time such shares became either transferable or not subject to a substantial risk of forfeiture). If, however, such disposition is not a sale or exchange with respect to which a loss (if sustained) would be recognized, the ordinary income is the excess of the fair market value of the shares at the time of exercise (or, in certain circumstances, at the time they became either transferable or not subject to substantial risk of forfeiture) over the exercise price. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain and any loss recognized on the disposition will be capital loss. If an optionee recognizes ordinary income as a result of a disposition as described in this paragraph, the employer corporation will be entitled to a deduction of the same amount.

    The exercise of an ISO may result in a tax to the optionee under the alternative minimum tax because as a general rule the excess of the fair market value of stock received on the exercise of an ISO over the exercise price is defined as an item of "tax preference" for purposes of determining alternative minimum taxable income.

    Non-qualified Options.  A participant will not recognize income on the grant of a NQSO, but generally will recognize income upon the exercise of a NQSO. The amount of income recognized upon the exercise of a NQSO will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price, provided that the shares issued are either transferable or not subject to a substantial risk of forfeiture.

    If shares received on the exercise of a NQSO are nontransferable and subject to a substantial risk of forfeiture then, unless the optionee elects to recognize income at the time of receipt of such shares, the optionee will not recognize ordinary income until the shares become either transferable or not subject to a substantial risk of forfeiture.

    In the case of ordinary income recognized by an optionee as described above in connection with the exercise of a NQSO, the employer corporation will be entitled to a deduction in the amount of ordinary income so recognized by the optionee.

    General.  The rules governing the tax treatment of Awards that may be granted under the Plan are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances.

    Finally, the tax consequences under applicable state laws may not be the same as under the federal income tax laws.

Vote Required

    The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to ratify and approve the amendment to the Plan.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(Item 4 on the Proxy Card)

    The Board of Directors has appointed the firm of Grant Thornton LLP to be the Company's independent accountants for the year 2001 and recommends that Stockholders vote "FOR" ratification of that appointment.

    On April 5, 2000, PricewaterhouseCoopers LLP declined to stand for re-election as the independent accountants for the Company for calendar year 2000. The reports of PricewaterhouseCoopers LLP on the financial statements for the years 1999 and 1998 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the years 1999 and 1998 and through April 5, 2000, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the fiscal years 1999 and 1998 and through April 5, 2000, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). The Company requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to Securities and Exchange Commission stating whether or not it agrees with the above statements and PricewaterhouseCoopers LLP provided such a letter stating that it agrees with the foregoing.

    The Company engaged Grant Thornton LLP to act as its independent auditors, effective for the year 2000. During the Company's two (2) fiscal years preceding the engagement of Grant Thornton LLP, the Company did not consult Grant Thornton LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and Grant Thornton LLP did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, each as defined in Item 304 of Regulation S-K. The Company provided Grant Thornton LLP with a copy of these disclosures; asked Grant Thornton LLP to review the disclosures; and provided Grant Thornton LLP the opportunity to express any disagreement or clarification with respect to the disclosures in writing addressed to the Securities and Exchange Commission. Grant Thornton LLP orally advised the Company that it concurs with these disclosures and will not provide any such writing.

    The Company is advised that no member of the firm of Grant Thornton LLP has any interest, financial or otherwise, direct or indirect, in the Company. Representatives from Grant Thornton LLP will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer questions. Representatives from PricewaterhouseCoopers LLP are not expected to attend the Annual Meeting. If the Stockholders, by the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Meeting, do not ratify the selection of Grant Thornton LLP, the selection of independent accountants will be reconsidered by the Board of Directors.

OTHER BUSINESS
(Item 5 on the Proxy Card)

    As of the date of this statement, the management of Biospherics Incorporated has no knowledge of any business that may be presented for consideration at the Meeting, other than that described above. As to other business, if any, that may properly come before the Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

STOCKHOLDER PROPOSALS

    Stockholders intending to present a proposal at the 2002 Annual Meeting of Stockholders must submit such proposals to the Company at 12051 Indian Creek Court, Beltsville, MD 20705, no later than December 3, 2001.

BY ORDER OF THE BOARD OF DIRECTORS,
Katherine M. Brailer, Corporate Secretary

ATTACHMENT A

BIOSPHERICS INCORPORATED
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I. PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  •
  Review and appraise the audit efforts of the Corporation's independent accountants and financial department.

  •
  Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, if established in the future, and the Board of Directors.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in this Charter.

II. COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their succession shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials.

IV. RESPONSIBILITIES AND DUTIES

    The Audit Committee shall:

Documents/Reports Review

1.
Review and update this Charter periodically but no less than annually, as conditions dictate.

2.
Review the organization's annual financial statements and any reports or other financial information, other than proposals, submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants. This review should include the nature and extent of any changes in accounting principles or their application.

3.
Review with financial management and the independent accountants the Corporation's Form 10-Q prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

4.
Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence, including management consulting services provided and the related fees for such services.

5.
Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant, including after an extended number of years of retention.

6.
Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

7.
In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

8.
Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

9.
Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

10.
Annually the Committee should arrange to have a presentation on new accounting, financial and auditing releases from the FASB or other pertinent sources to assure that the Committee is familiar with new releases that have application to the Corporation's financial reporting process.

Process Improvement

11.
Establish regular reporting to the Audit Committee by management and the independent ac countants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12.
Following completion of the annual audit, review with management and the independent ac countants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13.
Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

14.
Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

15.
Review and evaluate if an internal audit function is appropriate. If instituted, review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

16.
Consider the adequacy of the Corporation's computerized information system controls and security.

17.
Review significant findings and recommendations of the independent accountant together with management's responses thereto.

Ethical and Legal Compliance

18.
Review and recommend updates periodically to the Company's code of ethical conduct, if any, and ensure that management has established a system to enforce this code.

19.
Review management's monitoring of the Corporation's compliance with the organization's ethical code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

20.
Evaluate and report annually to the Board on the Committee's evaluation of the performance, capability, effectiveness and integrity of the Finance Department. The Board will then discuss the findings with management.

21.
Review with the organization's counsel legal compliance matters including corporate securities trading policies.

22.
Review with the organization's counsel any legal matter that could have a significant impact on the organization's financial statements.

23.
Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

    The duties and responsibilities of the members of the Committee are in addition to those duties set out for a member of the Board of Directors.

ATTACHMENT B

CERTIFICATE OF AMENDMENT
BIOSPHERICS INCORPORATED

    Biospherics Incorporated, a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), by virtue of a Certificate of Incorporation filed with the Secretary of State of Delaware on May 1, 1992, as amended by a Certificate of Amendment filed with the Secretary of State of Delaware on May 21, 1996, and a Certificate of Amendment filed with the Secretary of State of Delaware on May 30, 2000, does hereby certify that:

    FIRST: The charter of the Corporation is hereby amended by deleting Article FIRST in its entirety and by substituting in lieu thereof the following:

      FIRST. The name of the corporation is Spherix Incorporated.

    SECOND: The foregoing amendment of the Corporation's charter was duly adopted by the Corporation's Board of Directors and Stockholders pursuant to the requirements of Section 242 of the Delaware General Corporation Law.

    IN WITNESS WHEREOF, BIOSPHERICS INCORPORATED has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this      day of May, 2001.

ATTEST:	BIOSPHERICS INCORPORATED
Katherine M. Brailer, Secretary	Gilbert V. Levin, Chief Executive Officer

ATTACHMENT C

AMENDMENT NO. 1
TO
BIOSPHERICS INCORPORATED 1997 STOCK OPTION PLAN

    This Amendment No. 1 to Biospherics Incorporated 1997 Stock Option Plan (this "Amendment") is made as of this 16th day of February, 2001.

RECITALS

    The Board of Directors of Biospherics Incorporated (the "Company") adopted the Biospherics Incorporated 1997 Stock Option Plan (the "Plan") on November 17, 1997. The stockholders of the Company approved the Plan on May 15, 1998.

    The Board of Directors of the Company has determined that it is advisable to increase the maximum number of shares available for issuance under the Plan from 400,000 to 1,000,000. On the date hereof, the Board of Directors authorized the adoption of this Amendment subject to the approval of the Stockholders of the Company.

    NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the parties hereto agree as follows:

  1.
  The foregoing Recitals are incorporated herein by reference.

  2.
  The first sentence of Section 4.1 of Article 4 of the Plan is amended by deleting the number "400,000" therein and substituting in lieu thereof the number "1,000,000".

  3.
  In all other respects, the Plan is ratified and confirmed and shall continue in full force and effect.

  4.
  This Amendment shall become effective upon approval by the stockholders of the Company as long as such approval occurs no later than December 31, 2001.

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
BIOSPHERICS® INCORPORATED

May 15, 2001

/  Please Detach and Mail in the Envelope Provided  /

A	/x/ Please mark your votes as in this box.
		FOR all nominees listed at right (except as reported to the contrary below	WITHHOLD AUTHORITY to vote for all nominees listed at right
1.	ELECTION OF DIRECTORS	/ /	/ /
INSTRUCTION: To withhold authority to vote for any individual nominee(s), put an x in the for all nominees box and strike a line through the name(s) of the nominee(s) not voted for in the list at the right.
	Nominees:	David H. Affeldt Lionel V. Baldwin Thomas W. Gantt Gilbert V. Levin M. Karen Levin Anne S. MacLeod Thomas G. Moore Deborah S. Streb
		FOR	AGAINST	ABSTAIN
2.	AMENDMENT TO THE CERTIFICATE OR INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO SPHERIX INCORPORATED.	/ /	/ /	/ /
3.	AMENDMENT TO THE 1997 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 400,000 TO 1,000,000.	/ /	/ /	/ /
4.	PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT ACCOUNTANTS OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.	/ /	/ /	/ /
5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME UP BEFORE THE MEETING.
I plan to attend the Annual Meeting in Beltsville, MD, at 2:00 pm at May 15, 2001 / /

This proxy will be voted as specified hereon. If an indication to the contrary is made hereon, this proxy will be voted for all nominees for directors listed in proposal 1 and for Proposals 2, 3 and 4. Biospherics' directors recommend a for vote on each item.

			Dated	, 2001
PLEASE SIGN HERE AND RETURN PROMPTLY	PLEASE PRINT YOUR NAME	NUMBER OF SHARES VOTED
NOTE: If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.

BIOSPHERICS® INCORPORATED
BOARD OF DIRECTORS PROXY
ANNUAL MEETING OF STOCKHOLDERS

      Gilbert V. Levin, M. Karen Levin and Katherine M. Brailer, or any of them, each with the power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of Common Stock of Biospherics Incorporated owned by the undersigned at the Annual Meeting of Stockholders, to be held at the Company headquarters, 12051 Indian Creek Court, Beltsville, Maryland, on May 15, 2001, at 2:00 p.m. EDT, or any adjournment thereof, upon the proposals set forth on the reverse and, in their discretion, upon all other matters as may properly be brought before the meeting.

  (Continued and to be signed on the reverse side.)

QuickLinks

Notice of Annual Meeting of Stockholders to be held on May 15, 2001 and Proxy Statement
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS May 15, 2001
ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
Nominees for Election to Board of Directors
Board Of Directors and Committee Meetings in Board Year 2000-2001
Security Ownership Of Certain Beneficial Owners And Management
Beneficial Ownership of Common Stock by Officers and Directors
Executive Officers
Executive Officers as of December 31, 2000
Executive Compensation Tables
Summary of Compensation in Last Three Fiscal Years
Summary of Compensation
Option Grants in Last Fiscal Year
Option Grants
Aggregated Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Aggregated Options Exercises
Long-Term Incentive Plans—Awards in Last Fiscal Year
Cumulative Total Return Based upon an initial investment of $100 on December 31, 1995 with dividends reinvested
APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY (Item 2 on the Proxy Card)
AMENDMENT OF THE 1997 STOCK OPTION PLAN (Item 3 on the Proxy Card)
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS (Item 4 on the Proxy Card)
OTHER BUSINESS (Item 5 on the Proxy Card)
STOCKHOLDER PROPOSALS
BY ORDER OF THE BOARD OF DIRECTORS, Katherine M. Brailer, Corporate Secretary
BIOSPHERICS INCORPORATED AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
CERTIFICATE OF AMENDMENT BIOSPHERICS INCORPORATED
AMENDMENT NO. 1 TO BIOSPHERICS INCORPORATED 1997 STOCK OPTION PLAN
RECITALS